Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Washington Banking Company
We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-129647, No. 333-57431, and No. 333-72436) pertaining to the Whidbey Island Bank 401(k) Plan of our report dated June 28, 2006, with respect to the financial statements and schedules of the Whidbey Island Bank 401(k) Plan included in this Annual Report (Form 11-K) for the fiscal year ended December 31, 2005.
/s/ MOSS ADAMS llp
Bellingham, Washington
June 28, 2006